UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant [    ]

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[     ]    Preliminary Proxy Statement
[     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[     ]    Definitive Additional Materials
[     ]    Soliciting Material Pursuant to §240.14a-12

CENTRAL VALLEY COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter
_____________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL VALLEY COMMUNITY BANCORP

7100 N. Financial Drive, Suite 101
Fresno, California 93720

April 13, 2015

Dear Shareholder:

In connection with the 2015 Annual Meeting of Shareholders to be held at 6:00 p.m. on Wednesday, May 20, 2015, at the Company’s corporate office at 7100 N. Financial Drive, Suite 101, Fresno, California we are enclosing the following:

1.    Notice of Annual Meeting of Shareholders

2.    Proxy Statement

3.    Proxy Card

It is important that your shares be represented at the Annual Meeting.  In order to ensure your shares are voted at the Annual Meeting, whether or not you plan to attend the Annual Meeting, you can vote through the Internet, by telephone or by mail. Instructions regarding Internet and telephone voting are included on the Proxy Card.  If you elect to vote by mail, please complete, date, sign and return the Proxy Card in the accompanying postage-paid envelope.
We appreciate your support and look forward to seeing you at the Annual Meeting on May 20, 2015.

Cordially, /s/ Daniel J. Doyle Daniel J. Doyle Chairman of the Board /s/ James M. Ford James M. Ford President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING:
THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K TO SHAREHOLDERS ARE AVAILABLE AT: WWW.CVCB.COM

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS OF
CENTRAL VALLEY COMMUNITY BANCORP

TO THE SHAREHOLDERS OF CENTRAL VALLEY COMMUNITY BANCORP:
NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of the Shareholders of Central Valley Community Bancorp will be held at 7100 N. Financial Drive, Suite 101, Fresno, California, on Wednesday, May 20, 2015, at 6:00 p.m. for the following purposes:
1.    To elect Directors;
2.    To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm;
3.    To approve the Central Valley Community Bancorp 2015 Omnibus Incentive Plan;
4.    To adopt a non-binding advisory resolution approving executive compensation; and
5.    To transact such other business as may properly come before the Annual Meeting.

The names of the Board of Directors’ nominees to be directors of Central Valley Community Bancorp are set forth in the accompanying Proxy Statement and are incorporated herein by reference.
The Bylaws of Central Valley Community Bancorp provide for the nomination of directors in the following manner:
Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee.  A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.
Only shareholders of record at the close of business on March 23, 2015, are entitled to notice of, and to vote at, the Annual Meeting. Every shareholder is invited to attend the Annual Meeting in person or by proxy. If you do not expect to be present at the Annual Meeting, you can vote through the Internet, by telephone or by mail. Instructions regarding Internet and telephone voting are included on the Proxy Card.  If you elect to vote by mail, please complete, date, sign and return the Proxy Card in the accompanying postage-paid envelope.
Dated:  April 13, 2015

Daniel J. Doyle

/s/ Daniel J. Doyle
Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THIS ANNUAL MEETING, PLEASE
VOTE THROUGH THE INTERNET, BY TELEPHONE, OR MAIL AS PROMPTLY AS POSSIBLE

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OF
CENTRAL VALLEY COMMUNITY BANCORP
To Be Held on May 20, 2015
7100 N. Financial Drive, Suite 101, Fresno, California 93720
_____________________________________

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Central Valley Community Bancorp (the Company or Central Valley) for use at the Annual Meeting of Shareholders to be held at the Company’s corporate office located at 7100 N. Financial Drive, Suite 101, Fresno, California on Wednesday, May 20, 2015 at 6:00 p.m.  Only shareholders of record at the close of business on March 23, 2015, (the Record Date) will be entitled to notice of, and to vote at, the Annual Meeting.  On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting, and any adjournments thereof 10,989,383 shares of its no par value Common Stock.  This proxy statement will be first mailed to shareholders on or about April 13, 2015.
Vote By Proxy
As many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote.  Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting.  A shareholder executing and delivering the enclosed proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.  A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted. If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly.  If no specification is made, the shares represented by the proxy will be voted in favor of the specified proposal.
Method of Counting Votes
Holders of Common Stock of the Company (Common Stock) are entitled to one vote for each share.
The proxy holders, James M. Ford and Steven D. McDonald, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked. However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card. Proxy cards also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting, including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting. The total expense of soliciting the proxies in the accompanying form will be borne by the Company. While proxies are normally solicited by mail, proxies may also be solicited directly by officers, directors and employees of the Company or its subsidiary, Central Valley Community Bank (the Bank).  Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.  If Management determines that the Company should engage proxy solicitation agents to obtain sufficient votes for proposals that require a majority approval by the Company’s outstanding shares, the cost of such agents would be borne by the Company.
Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Discussion in the Proxy Statement of required votes for approval assumes a quorum is present at the Annual Meeting.
Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:
FOR the election of all nominees for director named herein;
FOR ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm;

FOR approval of the Central Valley Community Bancorp 2015 Omnibus Incentive Plan; and
FOR adoption of a non-binding advisory resolution approving executive compensation.
In the event a shareholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made.  In addition, such shares will, at the proxy holder’s discretion, be voted on such other matters, if any, which may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting). Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.
A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2014 is enclosed with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K may be accessed electronically at the Company website at www.cvcb.com or by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.
Vote Required
The ten (10) nominees receiving the highest number of votes of the shares of the Company’s Common Stock represented and entitled to vote at the Annual Meeting will be elected directors of the Company.
The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented and entitled to vote at the Annual Meeting is necessary for the ratification of the selection of auditors.  Abstentions will have the effect of a vote against the proposal. Although the appointment of independent public accountants is not required to be approved by shareholders, the Company has historically requested shareholder ratification.
The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented and entitled to vote at the Annual Meeting is necessary for the ratification of the selection of auditors and approval of the 2015 Omnibus Incentive Plan. Abstentions will have the effect of a vote against the proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the adoption of the non-binding advisory resolution approving executive compensation and abstentions will not affect the outcome of the vote.

Shareholders Entitled to Vote
Only shareholders of record at the close of business on March 23, 2015, are entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on that date, the Company had outstanding 10,989,383 shares of its no par value Common Stock.

SHAREHOLDINGS OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Management does not know of any person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below.
     The following table sets forth, as of the Record Date, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company’s directors, named executive officers and principal shareholders and by the directors and executive officers of the Company as a group.  The shares “beneficially owned” are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose.  In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of the Record Date. Shares of restricted stock issued to officers and directors are subject to repurchase by the Company, but are eligible to vote at the Annual Meeting. Information respecting principal shareholders is presented in reliance on their respective ownership reports with the SEC. For purposes of the table below, the address for all directors and officers is 7100 N. Financial Drive, Suite 101, Fresno, California 93720.  All Directors, except for Messrs. Ford and Doyle, are independent under NASDAQ independence standards. The percentage ownership is calculated based on 10,989,383 shares of outstanding no par value Common Stock.

		Positions Held With the Company	Director or Officer Since	Shares Beneficially Owned as of the Record Date
Name	Age			Number		Percent of Class
Patrick J. Carman	65	Executive Vice President and Chief Credit Officer **	2015	23,090	(2)	*
Sidney B. Cox	84	Director	2000	42,096	(1)	*
Daniel N. Cunningham	78	Lead Independent Director	2000	402,884	(3)	3.66%
Edwin S. Darden, Jr.	70	Director	2001	137,156	(1)	1.25%
Daniel J. Doyle	68	Chairman of the Board and Director	2000	181,348	(4)	1.65%
F. T. “Tommy” Elliott, IV	38	Director	2013	390,691	(5)	3.56%
James M. Ford	56	President, Chief Executive Officer and Director **	2014	22,503	(6)	*
David A. Kinross	50	Executive Vice President and Chief Financial Officer **	2006	21,500	(7)	*
Steven D. McDonald	65	Secretary and Director	2000	380,534	(8)	3.46%
Louis McMurray	68	Director	2000	701,552	(9)	6.37%
Gary D. Quisenberry	63	Executive Vice President, Commercial and Business Banking **	2000	55,500	(10)	*
Lydia E. Shaw	58	Executive Vice President, Community Banking **	2007	19,000	(11)	*
William S. Smittcamp	62	Director	2000	162,600	(1)	1.48%
Thomas L. Sommer	67	Executive Vice President **	2000	51,016	(10)	*
Joseph B. Weirick	76	Director	2000	67,265	(12)	*
Private Management Group, Inc., 15635 Alton Parkway, Suite 400, Irvine, CA 92618				931,260	***	8.47%
The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 3300, Chicago, IL 60606				760,318	****	6.92%
Basswood Capital Management L.L.C., 645 Madison Avenue, 10th Floor, New York, NY 10022				624,443	*****	5.68%
All directors and executive officers of the Company and the Bank as a group (15 in number)				2,658,735		24.19%

* Beneficial ownership does not exceed one percent of Common Stock outstanding.

**
As used throughout this Proxy Statement, the term “executive officer” means the president, any executive vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function for the Company or the Bank. Ms. Shaw and Mr. Quisenberry are officers of the Bank only. Each executive officer serves on an annual basis and must be appointed by the Board of Directors annually pursuant to the Bylaws of the Company (or the Bylaws of the Bank, in the case of Ms. Shaw and Mr. Quisenberry). Mr. Sommer served as the Chief Credit Officer of the Company and Bank during the year ended 2014, but will retire effective April 30, 2015. Mr. Carman was named as Chief Credit Officer of the Company and Bank effective as of April 1, 2015.

***	Private Management Group, Inc., a California corporation is the record holder of 931,260 shares of Common Stock; Private Management Group, Inc. is an investment advisor.

****
The Banc Funds Company, L.L.C. (“TBFC”) serves as general partner to the entities that serve as general partners of each of Banc Fund VI L.P., an Illinois Limited Partnership (“BF VI”), the record holder of 52,571 shares of Common Stock; Banc Fund VII L.P., an Illinois Limited Partnership (“BF VII”), the record holder of 247,407 shares of Common Stock; Banc Fund VIII L.P., an Illinois Limited Partnership (“BF VIII”), the record holder of 452,140 shares of Common Stock; and Banc Fund IX L.P., an Illinois Limited Partnership (“BF IX”), the record holder of 8,200 shares of Common Stock. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore.

*****Basswood Capital Management, L.L.C., a Delaware limited liability company, is the record holder of 624,443 shares of Common Stock. Matthew Lindenbaum serves as managing member.

(1)
Includes 15,000 shares which may be acquired within 60 days of the Record Date upon the exercise of options granted pursuant to the Central Valley Community Bancorp 2000 Stock Option Plan (the “2000 Plan”) and 6,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Omnibus Incentive Plan (the “2005 Plan”). Also includes 3,000 shares of restricted stock granted pursuant to the 2005 Plan.

(2)	Includes 350 shares of restricted stock granted to Mr. Carman on July 16, 2014 pursuant to the 2005 Plan.

(3)
Includes 87,120 shares held as trustee for the Bradley and Joanne Quinn Living Trust as to which Mr. Cunningham disclaims beneficial ownership and 122,508 shares held under a power of attorney executed in favor of Mr. Cunningham by Eric Quinn as to which Mr. Cunningham disclaims beneficial ownership.  Also includes 15,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan and 6,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 3,000 shares of restricted stock granted to Mr. Cunningham on July 16, 2014 pursuant to the 2005 Plan.

(4)
Includes 75,748 shares held as trustee for the Central Valley Community Bank Retirement plan as to which Mr. Doyle disclaims beneficial ownership. Also includes 15,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan and 6,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 3,000 shares of restricted stock granted to Mr. Doyle on July 16, 2014 pursuant to the 2005 Plan.

(5)
Includes 9,210 shares owned of record by Mr. Elliott, IV’s daughter and 331,813 shares held under a power of attorney executed in favor of Mr. Elliott, IV by F.T. Elliott, III as to which Mr. Elliott, IV disclaims beneficial ownership. Also includes 3,000 shares of restricted stock granted to Mr. Elliott, IV on July 16, 2014 pursuant to the 2005 Plan.

(6)
Includes 8,905 shares of restricted stock granted to Mr. Ford on March 19, 2014 pursuant to the 2005 Plan. Also includes 9,268 shares of restricted stock granted to Mr. Ford on March 19, 2015 pursuant to the 2005 Plan.

(7)
Includes 17,500 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan and 3,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 1,000 shares of restricted stock granted to Mr. Kinross on July 16, 2014 pursuant to the 2005 Plan.

(8)
Includes 1,608 shares held by Mr. McDonald’s spouse, 28,136 shares held in a family trust, and 15,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan and 6,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 3,000 shares of restricted stock granted to Mr. McDonald on July 16, 2014 pursuant to the 2005 Plan.

(9)
Includes 52,536 shares held as Trustee of the Charles McMurray Living Trust, 52,548 shares held as Trustee of the Jed McMurray Living Trust, 508,205 shares held as Trustee of the Louis McMurray Living Trust, 64,263 shares held as Trustee of the Lou and Dena McMurray Living Trust, and 15,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan and 6,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 3,000 shares of restricted stock granted to Mr. McMurray on July 16, 2014 pursuant to the 2005 Plan.

(10)
Includes 7,500 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan and 3,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 1,000 shares of restricted stock granted on July 16, 2014 pursuant to the 2005 Plan.

(11)
Includes 15,500 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 1,000 shares of restricted stock granted to Ms. Shaw on July 16, 2014 pursuant to the 2005 Plan.

(12)
Includes 6,116 shares owned of record by Mr. Weirick’s wife and 15,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan and 6,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 3,000 shares of restricted stock granted to Mr. Weirick on July 16, 2014 pursuant to the 2005 Plan.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY
The Bylaws of the Company provide a nomination procedure for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Annual Meeting and, upon his or her instruction, the inspectors of election shall disregard all votes cast for such nominee(s).
The Bylaws of the Company provide that the Board will consist of not less than seven (7) and not more than thirteen (13) directors.  The number of directors is set by the Board and is currently set at ten (10).  The authorized number of directors to be elected at the Annual Meeting is ten (10).  Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.
All Proxies will be voted for the election of the following ten (10) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld.  If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. There is no family relationship between any of the directors or principal officers.
The following is a brief account of the business experience for at least the past five years of each nominee and each executive officer of the Company or of the Bank.
PATRICK J. CARMAN was named Executive Vice President and Chief Credit Officer of the Company and Bank on April 1, 2015 after serving as Senior Vice President and Senior Credit Officer since November 2008. Mr. Carman previously worked eight years for Service 1st Bank, initially as Senior Vice President and Chief Credit Officer then as President and Chief Operating Officer.
SIDNEY B. COX retired from Producers Cotton Oil in April 1988 and is the sole owner of Cox Communications, a public relations and agricultural consulting firm.  Mr. Cox is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in re-nominating him to serve as a director of the Company.
DANIEL N. CUNNINGHAM is the Lead Independent Director of the Company and the Bank. Mr. Cunningham is a Director of Quinn Group, Inc. and served as its Chief Financial Officer. Mr. Cunningham is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in re-nominating him to serve as a director of the Company. Mr. Cunningham is a certified public accountant and is the audit committee’s financial expert.
EDWIN S. DARDEN, JR. is a certified architect of Darden Architects, Inc., an architectural firm in Fresno, California. Mr. Darden is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
DANIEL J. DOYLE, the Chairman of the Boards of Directors of the Company and the Bank, retired from the Company and Bank on January 31, 2015. Mr. Doyle became President and Chief Executive Officer of the Company upon its organization in 2000, and served as Chief Executive Officer of the Bank since June 1998.  From March 1995 until joining the Bank, Mr. Doyle was Senior Vice President and Regional Manager of U.S. Bank.  Prior to that, Mr. Doyle served as President and Chief Executive Officer of U.S. Bank of California.  Mr. Doyle is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
F. T. “TOMMY” ELLIOTT, IV is the Chairman and owner of Wileman Bros. & Elliott, Inc., a grower, packer and shipper of California fresh citrus. Mr. Elliott also serves as Chairman and owner of Kaweah Container, Inc., a premier independent corrugated manufacturer. Mr. Elliott previously served as chairman of the board of directors of Visalia Community Bank. prior to its 2013 merger with the Bank. He joined the Board of Directors of the Company in July 2013 and the Board of Directors of the Bank in October 2013. Mr. Elliott’s familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
JAMES M. FORD became President and Chief Executive Officer of the Company on February 1, 2015. Mr. Ford had served as President of the Bank since February 1, 2014. Mr. Ford had previously served as the President and CEO for Premier West Bank and its holding company PremierWest Bancorp, based in Medford, Oregon, until it was acquired by Starbuck Bancshares in April 2013. Mr. Ford served as President for PremierWest Bank beginning in 2006 and was named President and CEO for PremierWest Bank and Bancorp in 2009. He was appointed as a member of the Board of Directors effective as of February 1, 2015.
DAVID A. KINROSS was named Executive Vice President and Chief Financial Officer of the Company in May 2006. Prior to that time, Mr. Kinross served for three years as Vice President Finance and Chief Financial Officer of Pelco, and for 13 years prior to that served in various capacities including Partner with Deloitte & Touche LLP.
STEVEN D. McDONALD is the Secretary of the Boards of Directors of the Company and the Bank.  Mr. McDonald is President of McDonald Properties, Inc., with interests in cattle ranching, mobile home park management and other investments.  Mr. McDonald is also the owner/broker of SDM Realty, specializing in ranch brokerage.  Mr. McDonald is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
LOUIS McMURRAY is President of Charles McMurray Company, a wholesale hardware company with outlets in Fresno and Sacramento.  Mr. McMurray is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
GARY D. QUISENBERRY became Executive Vice President, Commercial and Business Banking of the Bank in February 2000.  For fifteen years prior to that time, Mr. Quisenberry was Senior Vice President, Business Banking Manager, Manager of Special Assets and Manager of Consumer Lending for California Federal Bank.
LYDIA E. SHAW became Executive Vice President of the Bank in October 2007.  Ms. Shaw was named manager of Community Banking of the Bank in December 2007.  Prior to that time, Ms. Shaw served as Vice President, Division Manager for Washington Federal Savings located in Seattle, Washington.  For eight years prior to that time, Ms. Shaw served as Director of Business Relationships for Twinstar Credit Union located in Olympia, Washington.
WILLIAM S. SMITTCAMP is the President and owner of Wawona Frozen Foods and is involved as a principal in other family-related businesses.  Mr. Smittcamp is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
THOMAS L. SOMMER will retire effective as of April 30, 2015. Mr. Sommer became Executive Vice President and Credit Administrator of the Company upon its organization in 2000, and was named Executive Vice President and Chief Credit Officer of the Bank in December 1999 after serving as Vice President Manager of Credit Review and Special Assets since August 1998.
JOSEPH B. WEIRICK was President and General Manager of Weirick and Co., operators of China Peak Ski Area, from 1964 to 1978. Mr. Weirick is presently involved in personal investments. Mr. Weirick is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
Meetings and Committees of the Board of Directors
The Board of Directors of the Company conducts its business through meetings of the Company’s Board of Directors, Executive and Directors Resources Committee, Nominating Committee, Strategic Planning Committee and Audit/Compliance Committee, and through committees of the Bank’s Board of Directors.  The Company became the holding company for the Bank on November 15, 2000.  Currently, the Audit/Compliance Committee of the Bank’s Board of Directors makes recommendations to the Audit/Compliance Committee of the Company’s Board of Directors.  During 2014, the Company’s Board of Directors held 12 meetings.  All Directors attended at least 75% of the meetings during 2014. The positions of Chairman of the Board of Directors and Chief Executive Officer are held by separate individuals.
Executive/Directors Resources Committee
The Executive/Directors Resources Committee performs the function of a compensation committee for the Company and the Bank.  All of the members of the Executive/Directors Resources Committee are independent directors as defined under the rules of the NASDAQ Stock Market, Inc. as currently in effect.  The Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McMurray, and Smittcamp.  The Committee has adopted a charter that outlines its policy with respect to executive and directors’ compensation and equity awards and incentive compensation awards and plans.

A copy of the Executive/Directors Resources Committee Charter may be accessed electronically at the Company website at www.cvcb.com or by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.
The Committee held four meetings during 2014.  The Committee; (1) oversees matters relating to employment, compensation and management performance of key executive officers; (2) formally evaluates the performance of the President/CEO annually; (3) makes recommendations to the full Board for compensation and other benefits, including incentives, deferred compensation plans and stock options for the President/CEO and other key executive officers; (4) reviews and makes recommendations to the Board regarding retirement policies or any other policies relating to Board members; and (5) makes recommendations regarding fees, stock option grants and other benefits for the Directors.
Nominating Committee
The Nominating Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McMurray, and Smittcamp.  All of the members of the Committee are independent directors as defined under the rules of the NASDAQ Stock Market, Inc. as currently in effect.
The Committee held one meeting during 2014.  The Committee makes recommendations for the nomination of directors to the full Board. All of the nominees for the Board of Directors were approved by the Nominating Committee.
The Committee adopted a charter which outlines its policy with respect to considering director candidates. A copy of the Nominating Committee Charter may be accessed electronically at the Company website at www.cvcb.com or by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.  The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director.  In order for shareholder suggestions regarding possible candidates for director to be considered by the Committee, such information should be provided to the Committee in writing at least 60 days prior to the date of the next scheduled Annual Meeting.  Shareholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the shareholder.  The Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board a variety of experience and backgrounds, evidence leadership in their particular fields, demonstrate the ability to exercise sound business judgment and have substantial experience in business and outside the business community in, for example, the academic or public communities.  The Committee evaluates its selection criteria and evaluation process periodically, and may in the future include additional qualifications, such as the diversity of backgrounds of candidates. Each of the individuals nominated to serve as a director has been determined by the Committee to meet such qualifications.  The Committee considers shareholder nominees for director in the same manner as nominees for director from other sources.  As set forth in the Notice of Annual Meeting that accompanies this Proxy Statement, the Company’s Bylaws require that notice of intention to make any nomination must be delivered to the President of the Corporation on a timely basis and must contain certain information.  Please refer to the Notice of Annual Meeting.  Any such notices will be forwarded to the Committee.
Strategic Planning Committee
The Committee develops, along with the Board and management, the Company’s Strategic Plan. It also is responsible for reviewing potential locations for offices of the Bank, overseeing premises-related matters, and reviewing feasibility of potential mergers/acquisitions. Members of the Strategic Planning Committee are Mr. McMurray, Chairman, and Messrs. Cunningham, Darden, Doyle, McDonald, and Smittcamp. The Committee met two times in 2014.
Audit/Compliance Committee
The Audit/Compliance Committee of the Company’s Board of Directors is composed of Mr. McDonald as Chairman, and Messrs. Cunningham, Cox, Elliott, IV, and Weirick.  In accordance with its charter, all of the members of the Audit/Compliance Committee are independent directors as defined under the rules of the SEC and the NASDAQ Stock Market, Inc. as currently in effect.  The Board of Directors has determined that Mr. Cunningham is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.
The Company’s Audit/Compliance Committee held eight meetings during 2014.  The functions of the Audit/Compliance Committee are to recommend the appointment of and to oversee the independent registered public accounting firm who audits the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company’s accountants.  The Audit/Compliance Committee also reviews internal controls and reporting procedures of the Bank’s branch offices, periodically consults with the independent registered public accounting firm with regard to the adequacy of internal controls and reviews, recommends inclusion of the audited consolidated financial statements in regulatory reports, and reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
Report of Audit/Compliance Committee
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit/Compliance Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit/Compliance Committee of the Central Valley Community Bancorp Board of Directors (the Audit Committee) is composed of independent directors and operates pursuant to a Charter adopted by the Board. A copy of the Company’s Audit Committee charter may be accessed electronically at the Company website at www.cvcb.com or by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.  The members of the Audit Committee are Steven D. McDonald, Chairman; Daniel N. Cunningham; Sidney B. Cox; F.T. “Tommy” Elliott, IV; and Joseph B. Weirick.  The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm, Crowe Horwath LLP.  All participants in the Audit Committee, except for Mr. Elliott, IV, attended at least 75% of the meetings of the Audit Committee during 2014.
The function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and maintaining appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm is responsible for planning and carrying out appropriate audits and reviews, auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Committee has considered and discussed the consolidated audited financial statements with management, and the independent registered public accounting firm, with, and without, management present.  The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 16, Communication with Audit Committees, as currently in effect.  The Committee has also discussed with management and the independent registered public accounting firm the quality and adequacy of the internal controls of the Company.  Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with them their independent status. The independent registered public accounting firm did not perform any prohibited services for the Company.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect to auditor independence.  Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that the Company’s independent registered public accounting firm are in fact “independent”.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its Charter, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT/COMPLIANCE COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS
Steven D. McDonald (Chairman)
Daniel N. Cunningham
Sidney B. Cox
F.T. “Tommy” Elliott, IV
Joseph B. Weirick                                    March 18, 2015

COMPENSATION DISCUSSION AND ANALYSIS

The Executive/Directors Resources Committee (the “Committee”) of the Board of Directors reviews human resources issues and compensation relating to the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year (collectively, The “Named Executive Officers” or “NEOs”). The NEOs are identified in the Summary Compensation Table, below.
The Committee establishes the compensation plans and specific compensation of the NEOs with input from the CEO.  The Committee reviews executive compensation annually referring to periodic outside reviews of California peers as well as national peers utilizing the California Bankers Association Salary Survey, salary and benefits information from the California Department of Business Oversight and other databases.
The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interest of the executive officers of the Company with those of the Company’s shareholders.  The compensation program has two goals:  To help the Company compete with other financial entities to attract and retain highly qualified individuals as executive officers; and to pay executive officers based upon their contribution to the Company’s performance and the executive officers’ estimated future contribution to the success of the Company.
The incentive plan for 2014 was designed to support the Company’s goals related to asset quality, growth and CAMELS ratings as determined in annual Safety & Soundness examinations by our state and federal regulators.  The Committee met during 2014 at least as often as required under any other federal law to review compensation of senior management, and to ensure that such compensation is not structured in any way that would encourage the executive management to take excessive risks in light of their job responsibilities.
Salaries, non-equity incentives, and perquisites of executive officers are paid in cash and reviewed annually.  The long-term compensation components (equity incentives and post-termination benefits) are reviewed in the context of the other compensation provided to executives, but adjustments to long-term compensation are not necessarily made annually.
Equity compensation and post-termination benefits are intended to provide retention incentives to executives, and are not specifically intended to reward current performance.  Salary, incentive and perquisite compensation are related to, and affected by, current performance.
Stock options and restricted Common Stock are awarded to encourage key employees to remain with the Company and provide employees with a long-term interest in the Company’s overall performance.  The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors’ practices, the Company’s compensation philosophy, and the Company’s best interests, including compensation that may not be deductible for tax purposes.

Components of Executive Officer Compensation

The primary components of executive compensation are base salaries, incentive compensation and long-term compensation, which includes 401(k) match and profit sharing, equity compensation, health and welfare benefits and benefits from a salary continuation plan.

BASE SALARIES:

Base salaries for our executive officers are based on the scope of their responsibilities as well as review of competitive compensation data from a comparison group of financial services companies.  The Committee approves and the Board of Directors ratifies, the annual base salary for the CEO, President, CFO and other NEOs.  Base salaries are reviewed annually, and increased from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  Salary ranges and midpoints for all employees are based on market analysis within the banking industry in California.
The base salaries for the CEO and for the President for 2014 were determined by (i) examining the Company’s performance against its preset goals, (ii) comparing the Company’s performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the CEO and of the President, and (iv) comparing the base salary of the CEO and of the President to that of other chief executive officers in the Company’s peer group.  The total compensation received by the Company’s CEO and the President is detailed in the Summary Compensation Table.

INCENTIVE COMPENSATION:
The Committee determines the amount of annual incentive compensation payable to executive officers, if performance goals are met, subject to a maximum limit on the incentive compensation.
The CEO’s annual incentive compensation was based on an incentive target multiplied by a performance modifier. The incentive target for 2014 was $195,000 (60% percent of his base salary at January 1, 2014). Eighty percent (80%) of the incentive represents Bank performance, including criteria for net income, direct expenses, operating revenue, loans, deposits, investment management, classified loans to capital, Community Reinvestment Act (CRA) loan goals, classified loans and past due loans, and 20% of the incentive target represents subjective judgment of management performance in such areas as strategic planning leadership, marketing, regulatory compliance, community involvement, franchise value and stockholder relations. The total incentive target attained can be adjusted up or down based on a performance modifier. The performance modifier was determined based on the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes. Mr. Doyle’s 2014 incentive compensation totaled $176,000, consisting of 90.26% of his incentive target for the Bank’s performance component in 2014 and, for outstanding performance, his incentive for the management component was 20% of his 2014 incentive target. See the Summary Compensation Table below for further information.
The Company has a Senior Management Incentive Plan (SMIP) to provide annual incentive compensation to attract, retain, and motivate key executives of the Company, other than the CEO. The SMIP is tied to financial achievements for the Bank and Company which are set annually. The executive must be employed on the last day of the fiscal year to receive payment under the SMIP. The Committee has discretion to determine which executives are eligible to participate in the SMIP, to determine the bases for and the amount of any incentive awards and to consider any additional or extraordinary performance factors for a particular participant. Where an executive is responsible for a particular business unit or division, performance goals are weighted based on operational performance of those units. Where an executive has broader corporate responsibilities, such as the CFO, goals are based on particular objectives set by the Committee. For 2014, Mr. Ford’s total incentive compensation was based on a target of 60% of his prorated 2014 salary. For 2014, Messrs. Kinross, Quisenberry and Sommer, and Ms. Shaw’s total incentive compensation was based on a target bonus of 30% of their respective 2014 salaries. In each case, incentive compensation was determined utilizing base salary as of February 1, 2014 which was weighted 50% for targeted Company level thresholds of performance and 50% for individual targeted performance thresholds. Bank performance thresholds include consolidated net income and total direct Bank non-interest expenses. Individual thresholds include, loans, deposits, net charge offs, classified loans to capital, past due loans, CRA goals, investments, and a management component. Following determination of the target incentive amount based on achievement of threshold performance, the The total target bonus could then be further attained can be adjusted up or down based on a performance modifier depending on . The performance modifier is based on the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes.
Incentive compensation payments for 2014 for each executive officer are detailed in the Summary Compensation Table on page 16.

LONG-TERM INCENTIVE COMPENSATION:
401(k)/Profit Sharing Plan:
The Company adopted a 401(k) Plan for benefit of all employees and incorporates a safe harbor matching contribution provision.  The CEO and other senior management executives participate in the 401(k) Plan to the same extent as all other employees, subject to limitations imposed by regulation. The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 100% on all deferred amounts up to 3% of eligible compensation and a 50% match on the next 2% of eligible compensation.  The Profit Sharing Plan is a cash-based incentive profit sharing program.  The Company may, but is not required to, make annual contributions to the Profit Sharing Plan based on the recommendation of the Committee.  The cash incentive is paid by March 1st of each year.  The percentage of the Company’s contribution is recalculated each year based upon the recommendation of the Committee.   Once they are eligible to participate, all employees are 100% vested, immediately, in both the 401(k) match and the Profit Sharing Plan. 401(k) and profit sharing contributions to the NEOs for 2014 are detailed in the Summary Compensation Table on page 16.

Equity Compensation:
The Company’s compensation philosophy encourages ownership of the Company’s Common Stock to retain and motivate key executives and to provide a direct link with the interest of the shareholders of the Company.  In general, stock-based award grants are determined based on (i) the impact the executive may have had on the Bank’s and Company’s earnings and stock price, (ii) the ability of the executive to provide enhanced opportunities for the success of the Bank and Company (iii) extraordinary deeds performed that warrant extraordinary rewards, (iv) prior award levels for the executive, (v) total awards received to date by the individual executives, (vi) the total stock-based award to be made and the executive’s percentage participation in that award, (vii) the executive’s direct ownership of Company’s Common Stock, (viii) the number of awards vested and non-vested, and (ix) the options outstanding as a percentage of total shares outstanding.  Stock-based awards are issued at the discretion of the Board of Directors. Periodically the Directors determine a pool of the number of stock-based awards to be granted and management makes recommendations to the Directors to determine how many are granted to executive officers and others in the Company and the Directors make a final approval of the grants.
The Central Valley Community Bancorp 2005 Omnibus Incentive Plan (the 2005 Plan).
The 2005 Plan provided for compensation awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restricted stock.  All awards were issued at market value, at the sole discretion of the Committee and generally have vesting periods of five years. The 2005 Plan expires in 2015, after which no further grants may be made from the 2005 Plan, although shares reserved for issuance under the 2005 Plan may be issued upon exercise of currently outstanding options or compensation arrangements. The 2015 Omnibus Incentive Plan (“2015 Plan”) for which shareholders will vote at the Annual Meeting contains substantially similar terms as the 2005 Plan and is intended to provide a pool of shares from which the Board of Directors may make equity compensation grants.
See Notes Summary of Significant Accounting Policies and Share-based Compensation to the audited Consolidated Financial Statements included in the Annual Report for further information relating to all equity compensation plans.
Additional information on long-term awards for executive officers is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 18.
Health and Welfare Benefits:
The Company offers health and welfare programs to all eligible employees.  The programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.  The NEOs received up to $12,000 each in 2014 from the Bank for health and welfare benefits.
Salary Continuation Agreements:
Each of the Named Executive Officers is a party to a salary continuation agreement that will provide for an annual payment for a period of time following retirement from service as an executive of the Bank.  The salary continuation agreements terminate upon the executives’ death prior to retirement, voluntary termination of service prior to retirement, or involuntary termination of service for cause.  The salary continuation agreements provide for payment of a lump sum in the event of a change of control of the Company, defined as the cumulative transfer of more than fifty percent (50%) of the voting stock of the Company.  Each person’s annual benefit is determined at the time of retirement, on the basis of (i) the individual’s age upon retirement, (ii) the percentage of benefit vested upon retirement, and (iii) the maximum annual benefit assigned in the individual’s Salary Continuation Agreements.  Additional information on the details of each participant’s benefit under the agreements is shown in the Pension Benefits Table on page 19 and the Potential Payments Upon Termination or Change in Control section on page 21.  The Salary Continuation Agreements and the termination provisions under the CEO’s Employment Agreement are subject to non-competition covenants.
Severance Plan:
Each NEO other than the CEO and the President is a party to a severance pay plan to provide transitional benefits if employees who are terminated involuntarily without cause, laid off, or terminated as a result of a reduction in force under this plan are paid in a lump sum based on two weeks pay for each year of service with a minimum 12 weeks and a maximum 26 weeks.  See Potential Payments Upon Termination or Change in Control section on page 21.
Employment Agreements:
The Bank had an employment agreement with Daniel J. Doyle, the Company and Bank’s CEO who retired January 31, 2015. The agreement was originally formed in 1998 and was renewed each year until its termination upon Mr. Doyle's retirement. Under the employment agreement, the Board of Directors set Mr. Doyle’s salary for each year.
Under the agreement, Mr. Doyle was entitled to receive incentive compensation, based on the achievement each year of certain performance goals.  The goals and the target amount of the incentive were established at the beginning of each year by the Board, and the evaluation of the achievement of the goals and the amount of bonus payable with respect to each year are determined by the Board following the conclusion of the year.  For 2014, Mr. Doyle’s incentive compensation was determined as described above.
The employment agreement with Mr. Doyle also provided for: (a) a Bank-paid membership in a local country club; (b) an automobile allowance of $1,500 per month; (c) participation in medical, dental and similar plans offered by the Bank for Mr. Doyle and his dependents, as well as Bank-paid term life insurance coverage of at least $100,000; and (d) five weeks of vacation annually.  See the Summary Compensation Table.
The Company has an employment agreement with James M. Ford, who was appointed on February 1, 2015 as the Company’s President and Chief Executive Officer. Mr. Ford was serving as President of the Bank since February 1, 2014. The agreement renews automatically for one-year terms, unless terminated by either party not later than sixty days prior to expiration. Under the employment agreement, the Board of Directors sets Mr. Ford’s salary for each year.
Under the agreement, Mr. Ford is entitled to receive incentive compensation, based on the achievement each year of certain performance goals.  The goals and the target amount of the incentive are established at the beginning of each year by the Board, and the evaluation of the achievement of the goals and the amount of bonus payable with respect to each year are determined by the Board following the conclusion of the year.  For 2014, Mr. Ford’s incentive compensation was determined as described above. The agreement also provides for three annual grants of restricted stock, one of which was made in 2014. In each year, Mr. Ford is to receive restricted stock having a market value of $100,000 on the date of grant.
The employment agreement with Mr. Ford also provides for: (a) a Bank-paid membership in a local country club; (b) an automobile allowance of $1,500 per month; (c) participation in medical, dental and similar plans offered by the Bank for Mr. Ford and his dependents, as well as Bank-paid term life insurance coverage of at least $100,000; and (d) four weeks of vacation annually.  See the Summary Compensation Table.
Under the terms of the agreement, Mr. Ford is entitled to certain benefits for involuntary termination by the Company for reasons other than cause.

•
For early termination upon disability, Mr. Ford shall receive his then current base salary for 180 days from the date of his first absence due to disability, should the Board, at its option terminate the employment agreement.

•
For a change in ownership or effective control of the Company, Mr. Ford would be eligible to receive a lump sum termination payment equal to the average annual total cash compensation paid to Mr. Ford during the most recent three fiscal years multiplied by two.

•
If the Company terminates the employment agreement without cause, Mr. Ford is entitled to receive up to 24 monthly payments, at his annual base salary rate at the time of termination, provided that if Mr. Ford obtains other comparable employment within the 24 month period, payments will cease.

Mr. Ford also has an Executive Salary Continuation Agreement with the Bank.  In the event of involuntary termination for reasons other than cause he is entitled to receive the following:

•
Change in control lump sum payment equal to the present value of 100% of the normal retirement benefit that he would have received had he been employed by the Bank until September 1, 2023.  His change in control benefit as of December 31, 2014 is estimated at $937,000.

•
For early termination upon disability, he would receive an annual benefit equal to the early retirement benefit or normal retirement benefit that he would have received had he retired from the Bank.  As of December 31, 2014 he would receive an annual disability benefit based on early retirement of zero. The disability benefit will be increased each year by 3% to account for cost of living increases.

In the event of a termination of Mr. Ford by the Company “for cause”, Mr. Ford would forfeit benefits under the Executive Salary Continuation Agreement.

Compensation Committee Interlocks and Insider Participation:

No member of the Executive/Directors Resources Committee serves or has served as an employee of the Company or its subsidiaries, and there are no common participants between the compensation committee of any other entity and the Company.

Executive/Directors Resources Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Executive/Directors Resources Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Executive/Directors Resources Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (the C D & A) with management.  Based on these reviews and discussions, the Committee recommends to the Board of Directors that the C D & A be included in the Company’s Definitive Proxy Statement for the 2015 Annual Meeting of Shareholders.

The Compensation Committee certifies that it has reviewed with senior risk officers the senior executive officer incentive compensation arrangements.  Based on the analysis of the incentives, potential risks, and the evaluation of factors to mitigate such potential risks, the Committee determined that the Company’s executive compensation program does not encourage the NEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required.

SUBMITTED BY THE EXECUTIVE/DIRECTORS RESOURCES COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Daniel N. Cunningham
Chairman of the Executive/Directors Resources Committee
Edwin S. Darden, Jr.
Louis McMurray
William S. Smittcamp
January 28, 2015

SUMMARY COMPENSATION

The following table sets forth information regarding compensation earned by our CEO, our President, our CFO and three other NEOs for services rendered to the Company for the fiscal years ended December 31, 2014, 2013, and 2012. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen-sation (5)	Change in Pension Value($) *	All Other Compensation ($)		Total ($)
Daniel J. Doyle, President and Chief Executive Officer of the Company & Chief Executive Officer of the Bank (1)	2014	$325,000		$38,850	$—	$176,000	$88,000	$76,748	(6)	$704,598
	2013	315,000		—	—	230,000	(8,000)	82,094		619,094
	2012	305,000		—	16,967	190,000	225,000	72,990		809,957
James M. Ford, President of the Bank (1)	2014	275,000	(2)	100,000	—	99,165	937,000	85,615	(7)	1,496,780
David A. Kinross, Executive Vice President and Chief Financial Officer	2014	197,000		12,950	—	32,564	31,000	29,071	(8)	302,585
	2013	191,000		—	—	65,506	(3,000)	36,334		289,840
	2012	185,400		—	8,483	65,687	199,000	28,460		487,030
Gary D. Quisenberry, Executive Vice President, Commercial and Business Banking	2014	203,800		12,950	—	37,632	36,000	45,208	(9)	335,590
	2013	197,800		—	—	69,291	(3,000)	51,358		315,449
	2012	193,800		—	8,483	60,149	212,000	43,587		518,019
Lydia E. Shaw, Executive Vice President, Community Banking	2014	177,000		12,950	—	31,143	31,000	38,162	(10)	290,255
	2013	170,000		—	—	60,210	(3,000)	43,654		270,864
	2012	161,700		—	8,483	53,764	199,000	39,170		462,117
Thomas L. Sommer, Executive Vice President, Chief Credit Officer	2014	197,000		12,950	—	31,358	36,000	39,824	(11)	317,132
	2013	191,000		—	—	67,041	(3,000)	47,011		302,052
	2012	185,400		—	8,483	57,955	212,000	38,743		502,581

*
The amounts listed in the Change in Pension Value column assume, for each recipient, that the individual has fulfilled all the necessary requirements to receive those benefits, as identified in the Pension Benefits table and footnotes thereto.

(1)	Mr. Ford was named as President of the Bank on February 1, 2014. Upon Mr. Doyle’s retirement on February 1, 2015, Mr. Ford was named President and Chief Executive Officer of the Company.

(2)	Reflects partial year salary. Mr. Ford joined the Bank in February, 2014. Annual salary for Mr. Ford is $300,000.

(3)
Represents the aggregate grant date fair value of restricted Common Stock awards computed in accordance with FASB ASC Topic 718. Additional discussion is set out in Notes to the audited consolidated financial statements included in the Annual Report that accompanies this proxy statement, and is incorporated herein by reference.

(4)
Represents the aggregate grant date fair value of options computed in accordance with FASB ASC Topic 718. Additional discussion is set out in Notes to the audited consolidated financial statements included in the Annual Report that accompanies this proxy statement, and is incorporated herein by reference.

(5) Value represents annual incentive compensation. Further explanation of how the incentive was calculated, is set out in the Compensation Discussion and Analysis under the section entitled Incentive Compensation on page 12.
(6) Includes for 2014, Director’s fees of $26,400, $18,000 auto allowance, $12,000 group insurance benefit allowance, $10,400 contributed to the Bank’s 401(k)Plan for Mr. Doyle’s account and $5,144 country club membership dues.
(7) Includes for 2014, $15,923 auto allowance, $11,000 group insurance benefit allowance, $50,000 moving and relocation expenses, and $8,041 country club membership dues.
(8) Includes for 2014, $6,000 auto allowance, $12,000 group insurance benefit allowance, and $10,400 contributed to the Bank’s 401(k)Plan for Mr. Kinross’ account.
(9) Includes for 2014, $18,000 auto allowance, $9,507 group insurance benefit allowance, $10,400 contributed to the Bank’s 401(k)Plan for Mr. Quisenberry’s account and $6,150 country club membership dues.
(10)Includes for 2014, $18,000 auto allowance, $9,608 group insurance benefit allowance, and $9,456 contributed to the Bank’s 401(k)Plan for Ms. Shaw’s account.
(11)Includes for 2014, $6,000 auto allowance, $12,000 group insurance benefit allowance, $10,400 contributed to the Bank’s 401(k)Plan for Mr. Sommer’s account and $8,262 country club membership dues.

Grants of Plan Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Daniel J. Doyle	7/16/2014	(1)	$—	$—	$—	3,000	$38,850
	1/1/2014		—	195,000	280,312	—	—
James M. Ford	3/19/2014	(2)	—	—	—	8,905	100,000
	2/1/2014		—	165,000	237,187	—	—
David A. Kinross	7/16/2014	(1)	—	—	—	1,000	12,950
	1/1/2014		—	59,100	84,956	—	—
Lydia E. Shaw	7/16/2014	(1)	—	—	—	1,000	12,950
	1/1/2014		—	53,100	76,331	—	—
Gary D. Quisenberry	7/16/2014	(1)	—	—	—	1,000	12,950
	1/1/2014		—	61,140	87,889	—	—
Thomas L. Sommer	7/16/2014	(1)	—	—	—	1,000	12,950
	1/1/2014		—	59,000	84,812	—	—

(1)
On July 16, 2014, the Company granted restricted common stock awards. Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of July 16, 2015, July 16, 2016, July 16, 2017, July 16, 2018, and July 16, 2019.

(2)
On March 19, 2014, the Company granted a restricted Common Stock award. Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of February 1, 2015, February 1, 2016, February 1, 2017, February 1, 2018, and February 1, 2019.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards classified as exercisable and unexercisable as of December 31, 2014 for the persons named in the Summary Compensation Table above.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Daniel J. Doyle	10,000	—	$13.50	7/20/2015	3,000	(3)	$33,240
	5,000	—	6.70	4/23/2017
	4,000	1,000 (1)	5.76	9/15/2020
	2,000	3,000 (2)	8.02	9/19/2022
James M. Ford	—	—	—	—	8,905	(4)	98,667

David A. Kinross	15,000	—	6.70	5/1/2016	1,000	(3)	11,080
	2,500	—	6.70	4/23/2017
	2,000	500 (1)	5.76	9/15/2020
	1,000	1,500 (2)	8.02	9/19/2022
Lydia E. Shaw	14,000	—	6.70	10/1/2017	1,000	(3)	11,080
	500	500 (1)	5.76	9/15/2020
	1,000	1,500 (2)	8.02	9/19/2022
Thomas L. Sommer	5,000	—	13.50	7/20/2015	1,000	(3)	11,080
	2,500	—	6.70	4/23/2017
	2,000	500 (1)	5.76	9/15/2020
	1,000	1,500 (2)	8.02	9/19/2022
Gary D. Quisenberry	5,000	—	13.50	7/20/2015	1,000	(3)	11,080
	2,500	—	6.70	4/23/2017
	2,000	500 (1)	5.76	9/15/2020
	1,000	1,500 (2)	8.02	9/19/2022

(1)	Stock options vest at the rate of 20% of original grant amount per year, with vesting date of 9/15/2015.

(2)	Stock options vest at the rate of 20% of original grant amount per year, with vesting dates of 9/19/2015, 9/19/2016, and 9/19/2017.

(3)
Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of July 16, 2015, July 16, 2016, July 16, 2017, July 16, 2018, and July 16, 2019.

(4)
Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of February 1, 2015, February 1, 2016, February 1, 2017, February 1, 2018, and February 1, 2019.

Market Value of Shares That Have Not Vested as of fiscal year end at December 31, 2014 was calculated using the closing price per share of the Company’s Common Stock on the NSADAQ Global Market on that date of $11.08.

Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Lydia E. Shaw	1,500	$7,445

(1) Value realized on options exercised is based on the difference between the option price at time of grant and the market value of the stock on the date of exercise.

No other executive officers of the Company exercised options or vested restricted shares of restricted stock during 2014, and their names are not included in the table.
Pension Benefits

The following table discloses the estimated present value (based on a discount rate of 4.01%) of total benefits if the participant retires at normal retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Daniel J. Doyle	Executive Salary Continuation Agreement (1)	N/A	$2,329,000	(5) (6)
	Endorsement Method Split Dollar Plan (1)	N/A	See Note	(6)
James M. Ford	Executive Salary Continuation Agreement (2)	N/A	937,000	(5) (7)
	Endorsement Method Split Dollar Plan (2)	N/A	See Note	(7)
David A. Kinross	Executive Salary Continuation Agreement (3)	N/A	822,000	(5) (8)
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(8)
Lydia E. Shaw	Executive Salary Continuation Agreement (3)	N/A	822,000	(5) (9)
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(9)
Thomas L. Sommer	Executive Salary Continuation Agreement (4)	N/A	685,000	(5) (10)
	Second Executive Salary Continuation Agreement (3)	N/A	274,000	(11)
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(10)
Gary D. Quisenberry	Executive Salary Continuation Agreement (4)	N/A	685,000	(5) (12)
	Second Executive Salary Continuation Agreement (3)	N/A	274,000	(13)
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(12)

(1)	Effective July 1, 2011.

(2)	Effective April 4, 2014

(3)	Effective January 1, 2012.

(4)	Effective March 1, 2007

(5)
The method used to calculate the retirement benefit, based on assumptions used for financial reporting purposes under generally accepted accounting principles, is a present value calculation using a discount rate of 4.01%. See Notes Summary of Significant Accounting Policies and Share-Based Compensation in the Audited Consolidated Financial Statements in the Annual Report for further details on Salary Continuation Plans.

(6)
Under the terms of Mr. Doyle’s agreement he became eligible for normal retirement on December 31, 2010. His retirement benefit is $170,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. Beginning on the thirteenth month that the normal retirement benefit is paid, and continuing thereafter until paid in full, the normal retirement benefit shall be increased annually by 3% from the previous year’s normal retirement benefit amount to account for cost of living increases. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Doyle’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. The division of the death proceeds to Mr. Doyle’s beneficiaries should he be employed by the Bank at the time of death would be (i) a lump sum payment equal to the present value of the normal retirement benefit under his Salary Continuation Agreement or (ii) 100% of the total death proceeds of the policy, whichever amount is less. The division of the death proceeds to Mr. Doyle’s beneficiaries should he be retired from the Bank at the time of death would be a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Salary Continuation Agreement, but for the insured’s death, or 100% of the total death proceeds of the policy, whichever amount is less.

(7)
Under the terms of Mr. Ford’s Salary Continuation Agreement for normal retirement, if he retires on or after September 1, 2023, he is eligible to receive an annual benefit equal to $100,000 per year, payable in monthly installments, over a 10 year period which adjusts for inflation at 3% each year. Beginning on the thirteenth month that the normal retirement benefit is paid, and continuing thereafter until paid in full, the normal retirement benefit shall be increased annually by 3% from the previous year’s normal retirement benefit amount to account for cost of living increases. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Ford’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. The division of the death proceeds to Mr. Ford’s beneficiaries should he be employed by the Bank at the time of death would be (i) a lump sum payment equal to the present value of the normal retirement benefit under his Salary Continuation Agreement or (ii) 100% of the total death proceeds of the policy, whichever amount is less. The division of the death proceeds to Mr. Ford’s beneficiaries should he be retired from the Bank at the time of death would be a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Salary Continuation Agreement, but for the insured’s death, or 100% of the total death proceeds of the policy, whichever amount is less.

(8)
Under the terms of Mr. Kinross’ Salary Continuation Agreement for normal retirement, if he retires on or after December 31, 2026, he is eligible to receive an annual benefit equal to $60,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year.  If Mr. Kinross retires on or after May 20, 2024 and prior to December 31, 2026, he is eligible for an early retirement benefit.  The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation.  In the event of death, the Salary Continuation Agreement immediately terminates.  Additionally, under the terms of Mr. Kinross’ Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death.  Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less.  Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(9)
Under the terms of Ms. Shaw’s Salary Continuation Agreement for normal retirement, if she retires on or after December 31, 2020, she is eligible to receive an annual benefit equal to $60,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year.  If Ms. Shaw retires on or after March 29, 2016 and prior to December 31, 2020, she is eligible for an early retirement benefit.  The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation.  In the event of death, the Salary Continuation Agreement immediately terminates.  Additionally, under the terms of Ms. Shaw’s Life Insurance Endorsement Method Split Dollar Plan, her beneficiaries are entitled to receive certain benefits in the event of her death.  Should she be employed by the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less.  Should she be retired from the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of

100% of the sum of all remaining payments that would have been made under her Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(10)
Under the terms of Mr. Sommer’s Salary Continuation Agreement he became eligible for normal retirement on December 31, 2012. His retirement benefit is equal to $50,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. In the event of death, the Salary Continuation Agreement immediately terminates.  Additionally, under the terms of Mr. Sommer’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of death.  Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(11)
Under the terms of Mr. Sommer’s Second Executive Salary Continuation Agreement for normal retirement, if he retires on or after April 1, 2016, he is eligible to receive an annual benefit equal to $20,000, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. If he retires on or after April 1, 2013 and prior to April 1, 2016, he is eligible for an early retirement benefit based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments and increased 3% annually for inflation.  These payments are in addition to Mr. Sommer’s Executive Salary Continuation Agreement dated March 1, 2007 as described above.

(12)
Under the terms of Mr. Quisenberry’s Salary Continuation Agreement for normal retirement, if he retires on or after December 31, 2015, he is eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. If Mr. Quisenberry retires on or after May 26, 2011 and prior to December 31, 2015 he is eligible for an early retirement benefit.  The amount of early retirement benefit for Mr. Quisenberry would be based on the month of retirement which would be discounted by the number of months left for full retirement, the early retirement benefit would be payable over 15 years in monthly installments, increased 3% annually for inflation.  In the event of death, the Salary Continuation Agreement immediately terminates.  Additionally, under the terms of Mr. Quisenberry’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of death.  Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under their Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(13)
Under the terms of Mr. Quisenberry’s Second Executive Salary Continuation Agreement for normal retirement, if he retires on or after April 1, 2018, he is eligible to receive an annual benefit equal to $20,000, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. If he retires on or after April 1, 2013 and prior to April 1, 2018, he is eligible for an early retirement benefit based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments and increased 3% annually for inflation. These payments are in addition to Mr. Quisenberry’s Executive Salary Continuation Agreement dated March 1, 2007 as described above.

Potential Payments Upon Termination or Change in Control

Executive Salary Continuation Agreements and the Bank’s Severance Pay Plan require the Company to provide compensation to the CFO and other NEOs in the event of a termination of employment or a change in control of the Company.  The CEO is not eligible for severance pay under the Severance Pay Plan and the amount of compensation payable to the CEO under his Executive Salary Continuation Agreement is explained above under his Employment Agreement.  The CFO and NEOs qualify for benefits under certain circumstances.

Under the Executive Salary Continuation Agreements, if the executive is disabled prior to retirement or termination of employment, he is entitled to an annual disability benefit equal to the executive’s accrual balance payable monthly for 15 years increased annually 3% for cost of living increases.  The CFO and other NEOs are eligible for early involuntary termination benefits payable at normal retirement age.  Involuntary termination means the executive’s employment terminates by action of the Bank prior to retirement, and such termination of employment is not for cause.  In the event the executive’s employment terminates for cause prior to retirement, their Executive Salary Continuation Agreement immediately terminates and the executive forfeits all benefits under the agreement.  Upon a change in control the Bank shall pay the executive a lump sum payment equal to the present value of 100% of the benefit that the executive would have received had the executive been employed until normal retirement.  The Bank’s Severance Pay Plan for Executive Vice Presidents provides two weeks pay per year of service with a minimum of 12 weeks and a maximum of 26 weeks. See details on the Bank’s Severance Pay Plan on page 13.  In the event of dissolution or liquidation of the Company or a merger or change in control, unexercised stock options vest immediately.  See the Outstanding Equity awards at Fiscal Year-End table on page 18 for a breakdown of options outstanding.

Set out below in tabular form are estimated payments that would have been made to each NEO had a termination event or change in control event occurred at December 31, 2014. The discount factor used for all net present value calculations was 4.01%.

Potential Payments Upon Termination or Change in Control

Name/Event	Severance Plan	Employment Agreement	Accelerate Stock/Options	Life Insurance	Salary Continuation	Total
Daniel J. Doyle
Voluntary termination for good reason	$—	$650,000	$—	$—	$2,329,000	$2,979,000
Voluntary termination without cause	—	—	—	—	2,329,000	2,329,000
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	650,000	—	—	2,329,000	2,979,000
Change of control	—	1,033,000	47,740	—	2,329,000	3,409,740
Death	—	—	—	1,944,000	385,000	2,329,000
Disability	—	162,500	—	—	—	162,500
Retirement	—	—	—	—	2,329,000	2,329,000
James M. Ford
Voluntary termination for good reason	—	600,000	—	—	—	600,000
Voluntary termination without cause	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	600,000	—	—	—	600,000
Change of control	—	600,000	98,667	—	937,000	1,635,667
Death	—	—	—	70,000	—	70,000
Disability	—	150,000	—	—	—	150,000
Retirement	—	—	—	—	—	—
David A. Kinross
Voluntary termination	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—	—
Change of control	66,000	—	18,330	—	822,000	906,330
Death	—	—	—	191,000	—	191,000
Disability	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Lydia E. Shaw
Voluntary termination	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	329,000	329,000
Change of control	49,000	—	18,330	—	822,000	889,330
Death	—	—	—	328,000	—	328,000
Disability	—	—	—	—	446,000	446,000
Retirement	—	—	—	—	—	—
Gary D. Quisenberry
Voluntary termination	—	—	—	—	850,000	850,000
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	799,000	799,000
Change of control	102,000	—	18,330	—	959,000	1,079,330

Death	—	—	—	776,000	—	776,000
Disability			—	—	1,085,000	1,085,000
Retirement	—	—	—	—	776,000	776,000
Thomas L. Sommer
Voluntary termination	—	—	—	—	983,000	983,000
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	923,000	923,000
Change of control	99,000	—	18,330	—	959,000	1,076,330
Death	—	—	—	898,000	—	898,000
Disability	—	—	—	—	1,007,000	1,007,000
Retirement	—	—	—	—	898,000	898,000

Compensation of Directors

The Board of Directors of the Company has not approved payment of fees in connection with attendance at Company Board or Board Committee meetings.
The Lead Independent Director and Chairman of the Board of the Bank each receive a $36,850 annual fee and all other directors (excluding employee directors) of the Bank receive an annual fee of $26,400.  The fees paid to directors are based on comparable amounts paid by other financial institutions in the Company’s geographic market area.
Aggregate Bank directors’ fees in the sum of $248,050 were paid (including amounts deferred under Deferred Compensation Agreements between the Bank and certain of its directors) during the year ended December 31, 2014.
Deferred Compensation Agreements

Five of the Bank’s non-employee directors have entered into deferred compensation agreements with the Bank, electing to defer some or all of their fees in exchange for the Bank’s promise to pay a deferred benefit in the future.  A deferred compensation agreement allows a non-employee director to reduce current taxable income in exchange for larger payments at retirement, when the recipient could be in a lower tax bracket.  Deferred director fees are expensed by the Bank and are set aside in a separate liability account.  Credited on the account balance at a rate determined annually by the Board of Directors, interest on deferred fees continues to accrue until the director’s service terminates and payment of benefits commences.  Payment of accrued benefits, represented by the account balance, can be made in a lump sum or in installments, at each participating director’s election. After retirement, benefit payments are taxable income to the participating director and are deductible expenses to the Bank as they are paid.  The deferred compensation arrangement with non-employee directors is an unfunded plan, which means that a participating director has no rights beyond those of a general creditor of the Bank, and no specific Bank assets are set aside for payment of account balances.  A director whose service terminates for cause forfeits all accrued interest and is entitled solely to the fees previously deferred.
The Bank has a universal life insurance policy insuring the life of each participating director. The Bank is the owner of each policy. Each non-employee director who has entered into a deferred compensation agreement has also entered into a related Split Dollar Agreement and Endorsement. Under the latter Split Dollar Agreement and Endorsement, the Bank and each participating director agree to a division of death benefits under the life insurance policies. A Split Dollar Agreement and Endorsement provides that a director’s designated beneficiary(ies) is entitled at the director’s death to receive life insurance proceeds:

(a)	In an amount equal to the balance of the Deferral Account maintained by the Bank for the Insured under the Deferred Fee Agreement as of the date of the Insured’s death.

(b)
However, the amount paid to the Insured, the Insured’s transferee and the Insured’s beneficiary(ies) or estate shall be reduced by any amounts paid under the Deferred Fee Agreement and the Insured, the Insured’s transferee and the Insured’s beneficiary(ies) or estate shall have no rights or interest in the Policy beyond the amount due and payable.

In either case, the Bank’s obligations under a deferred compensation agreement are extinguished by the director’s death. The Bank is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary (ies). The Bank expects to recover in full from its portion of the policies’ death benefits all life insurance premiums previously paid by the Bank. The policies serve informally as a source of financing for the Bank’s deferred compensation obligations arising out of a director’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the deferred compensation agreements, as noted above the directors’ contractual entitlements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the directors’ termination of service.
The information on Non-employee Directors’ compensation in the table below is for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Sidney B. Cox	$26,400	$38,850	$—	$65,250
Daniel N. Cunningham	36,850	38,850	12,598	88,298
Edwin S. Darden, Jr. (1)	26,400	38,850	989	66,239
Steven D. McDonald	26,400	38,850	4,679	69,929
F.T. “Tommy” Elliott, IV	26,400	38,850	—	65,250
Louis McMurray (1)	26,400	38,850	6,879	72,129
William S. Smittcamp	26,400	38,850	1,953	67,203
Joseph B. Weirick	26,400	38,850	—	65,250

(1)	In 2014, 100% of fees earned were deferred under the Directors’ deferred compensation agreements as discussed above.

(2)
Represents the aggregate grant date fair value of restricted Common Stock awards computed in accordance with FASB ASC Topic 718. Additional discussion is set out in Notes Summary of Significant Accounting Policies and Share-Based Compensation of the audited consolidated financial statements included in the Annual Report that accompanies this proxy statement, and is incorporated herein by reference. On July 16, 2014, the Company granted restricted Common Stock awards of 3,000 shares to each director. Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% of the original share grant amount per year, with vesting dates of July 16, 2015, July 16, 2016, July 16, 2017, July 16, 2018, and July 16, 2019. As of December 31, 2014, each non-employee director of the Company other than Mr. Elliott held a total of 25,000 options. Mr. Elliott had no option awards as of December 31, 2014.

(3)	Represents the imputed dollar values for insurance coverage under the Split Dollar Agreement and Endorsement plan discussed above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no material transactions, except as disclosed below, since January 1, 2014, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.
During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors.  These loans are made with substantially the same terms, including rates, collateral and repayment terms, as those prevailing at the same time with unrelated parties, and do not involve more than the normal risk of collectability or represent other unfavorable features. See Note Loans to Related Parties in the Audited Consolidated Financial Statements in the Company’s Annual Report for detail on outstanding loans and commitments to related parties.
Policy and Procedures on Related Person Transactions
The Board of Directors of the Company has not adopted a related party transactions policy, but addresses such transactions pursuant to its written code of ethics. Under the code of ethics, Company personnel are expected to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated.  The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof).  Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction to determine that they are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law.

CODE OF ETHICS AND CONDUCT

The successful business operation and reputation of Central Valley Community Bancorp is built upon the principles of fair dealing and ethical conduct of all our employees.  Shareholders and our employees look to and have the expectation that our chief executive officer, chief financial officer and all senior officers set the highest standards of conduct to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
Full, fair, accurate, timely, and understandable disclosure in reports and documents that are filed with, or submitted to, the Securities Exchange Commission, and in other public communications made by the Company;

•
Compliance by Central Valley Community Bancorp with all applicable laws and regulations and the conduct of the Company’s business by its directors, officers and employees in accordance with the letter, spirit, and intent of all relevant laws and that they will refrain from any illegal, dishonest, or unethical conduct;

•	The prompt internal reporting to the Chairman of the Board of Directors of any violations of the code; and

•	Accountability for adherence to the code.

Our reputation for integrity and excellence requires careful observance of the spirit and letter of all applicable laws and regulations, as well as a scrupulous regard for the highest standards of conduct and personal integrity.  The continued success of Central Valley Community Bancorp is dependent upon our shareholders’ and customers’ trust and we are dedicated to preserving that trust.
A copy of the Code of Ethics and Conduct adopted by the Company may be requested by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720 and may also be accessed electronically at the Company website at www.cvcb.com.

SHAREHOLDER COMMUNICATION

Shareholders may send recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address.  All communications received are reported to the board or the individual directors:

Board of Directors (or Executive/Directors Resources and Nominating Committee, or name of individual director)
C/o Cathy Ponte
Assistant Corporate Secretary
Central Valley Community Bancorp
7100 N. Financial Drive, Suite 101
Fresno, California 93720

While the Board has not adopted a formal process regarding shareholder communications, all communications received are reported to the board or the individual directors, and the Board historically has not encountered inadequacies in handling such communications in this fashion.

DIRECTOR ATTENDANCE AT SHAREHOLDER MEETINGS

The Company does not have a policy which specifically addresses director attendance at shareholder meetings. However, seven directors were in attendance at the 2014 Annual Meeting of Shareholders on May 21, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC).  Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 and 5 were required for those persons, the Company believes that for the 2014 fiscal year, the officers and directors of the Company complied with all applicable filing requirements, except that Edwin S. Darden, Jr. filed one Form 4 late.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of Crowe Horwath LLP, which served the Company as independent registered public accounting firm for 2014, has been selected by the Audit Committee of the Board of Directors of the Company to be the Company’s independent registered public accounting firm for 2015. All Proxies will be voted “FOR” ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If the approval is not obtained, the Audit Committee will consider a change in accountants for the next year.
Representatives from the accounting firm of Crowe Horwath LLP will be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The following presents fees billed for the years ended December 31, 2014 and 2013 for professional services rendered by the Company’s independent registered public accounting firm in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent registered public accounting firm for other services rendered to the Company.

Fees	2014	2013
Audit Fees (1)	$328,000	$249,000
Audit-Related Fees (2)	41,000	19,000
Tax Fees (3)	40,000	36,000
All Other Fees (4)	29,075	112,000

(1)
Audit fees include professional services in connection with the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements as well as travel related costs.

(2)	Audit-related fees represent fees for professional services such as the audit of the Company’s salary deferral plan and technical accounting, consulting and research.

(3)
Tax service fees consist of compliance fees for the preparation of original and amended tax returns and tax payment-planning services.  Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

(4)	All other fees consisted primarily of consulting services for the Company’s strategic plan, merger and acquisitions, and other discussions.

The Audit/Compliance Committee has determined that the provision of services, in addition to audit services, rendered by Crowe Horwath LLP and the fees paid there for in fiscal years 2014 and 2013 were compatible with maintaining Crowe Horwath LLP’s independence.
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND VOTING AT THE ANNUAL MEETING.

PROPOSAL NO. 3
APPROVAL OF THE CENTRAL VALLEY COMMUNITY BANCORP 2015 OMNIBUS INCENTIVE PLAN
Purpose
On November 19, 2014, the Board adopted the Central Valley Community Bancorp 2015 Omnibus Incentive Plan (2015 Plan), subject to shareholder approval, to promote the long-term interests of the Company and the Company’s shareholders by providing a means for attracting and retaining directors, independent contractors, officers and employees of the Company and its affiliated companies. The following summarizes important information respecting the 2015 Plan, and is qualified by reference to 2015 Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix A.
Administration
A committee consisting of two or more members of the Board (Committee), who are appointed by the Board, will administer the 2015 Plan. The Committee has exclusive authority and discretion to determine when and to whom awards will be granted, the number of shares of the Company’s Common Stock (Shares) subject to the awards, and the terms and conditions of the awards under the 2015 Plan, including the circumstances under which awards will become vested and nonforfeitable. The Committee also has the exclusive authority and discretion to interpret, establish regulations and make all determinations concerning the 2015 Plan.
Eligibility
Any director, independent contractor, officer or employee of the Company or any affiliated company selected by the Committee is eligible to receive an award under the 2015 Plan. As of April 13, 2015, approximately 290 directors, officers and employees were eligible to be selected by the Committee to receive awards under the 2015 Plan.
Awards
The following types of awards may be granted under the 2015 Plan:
A.    Stock Options
The Committee may grant stock options under the 2015 Plan. Stock options granted under the 2015 Plan may be either incentive stock options (ISO), which may be granted only to employees and officers of the Company or an affiliated company, and which qualify for special tax treatment because they satisfy the requirements of section 422 of the Internal Revenue Code of 1986, as amended (Code), or nonstatutory stock options (NSO), which do not qualify for special tax treatment. The holder of an option has the right to purchase the number of Shares at the exercise price and at the time specified by the Committee. The exercise price determined by the Committee may not be less than one hundred percent (100%) of the market value of the underlying Shares on the date the option is granted, and, in the case of an ISO granted to a more than ten percent (10%) shareholder, may not be less than one hundred ten percent (110%) of the market value of the underlying Shares on the grant date. The Committee determines the term of each option, provided that the term may not exceed ten (10) years, and, in the case of an ISO granted to a more than ten percent (10%) shareholder, may not exceed five (5) years.
A participant must enter into an agreement with the Company at the time that an option is granted, evidencing such terms and conditions of the option as the Committee, in its discretion, may determine. A holder of an option is permitted to exercise the option only if he or she has been in continuous, uninterrupted service as a director, officer, independent contractor or employee of the Company or an affiliated company from the date of grant through the exercise date, which for an ISO means continuous uninterrupted employment with the Company or an affiliated company.
An option holder must pay the exercise price in cash or in Shares to the Company when the option is exercised. If the holder ceases to be in continuous service other than by reason of death, disability or cause, but was eligible to exercise the option on the date of cessation of continuous service, he or she may exercise the option up to three (3) months after the cessation. In the case of disability, a participant, or the participant’s beneficiary in the case of death, has up to one (1) year after the cessation to exercise the option to the extent that the participant was eligible to exercise the option on the date of cessation. The right to exercise an option terminates immediately upon a cessation of service for cause.
Options are generally nontransferable. However, an option held by a participant eligible to exercise the option on the date of death may be transferred by will or the laws of intestate succession, or, in the case of an NSO, pursuant to a qualified domestic relations order as defined in the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Committee reserves the right to extend the time periods after cessation of service during which an option can be exercised, but not beyond the maximum term. The total market value of Shares exercisable by a holder of an ISO for the first time in any calendar year may not exceed $100,000.
B.    Stock Appreciation Rights
The Committee may award stock appreciation rights (SAR) to eligible participants under the 2015 Plan. An SAR entitles the holder, upon exercise, to payment (in cash and/or Shares) based upon the difference between the market value of the Shares on the exercise date and the grant price of those Shares. SARs may be related to an option, in which case the holder may no longer exercise the related option to the extent the SAR is exercised and may no longer exercise the SAR to the extent that the option is terminated or exercised.
A participant must enter into an SAR agreement at the time of the award specifying the terms and conditions of the SAR, such as the grant price and term as determined by the Committee. The term of the SAR may not exceed ten (10) years. The holder must have been in continuous, uninterrupted service from the grant date through the exercise date in order to exercise an SAR and payment, if any is required, must be made to the Company at the time of exercise either in cash or Shares. If the holder ceases to be in continuous service other than by reason of death, disability or cause, but was eligible to exercise the SAR on the date of cessation of continuous service, he or she may exercise the option up to three (3) months after the cessation. In the case of disability, a participant, or the participant’s beneficiary in the case of death, has up to one (1) year after the cessation to exercise the SAR to the extent that the participant was eligible to exercise the SAR on the date of cessation. The right to exercise an SAR terminates immediately upon cessation of service for cause.
SARs are generally nontransferable. However, an SAR held by a participant eligible to exercise the SAR on the date of death may be transferred by will or the laws of intestate succession, or pursuant to a qualified domestic relations order as defined in ERISA. The Committee reserves the right to extend the period after cessation of service during which an SAR may be exercised, but not beyond the maximum term.
C.    Restricted Stock
The Committee may award restricted Shares (Restricted Stock) under the 2015 Plan. A holder of Restricted Stock may not sell or otherwise encumber the Shares during a period of time known as the “Restricted Period,” but otherwise is generally entitled to all of the rights appurtenant to the holders of such Shares, such as the right to receive any dividends paid and to vote the Shares. However, the Committee shall determine in its sole discretion any additional restrictions that will apply to Shares of Restricted Stock, including, but not limited to, limitations on the right to vote or the right to receive a dividend on Shares of Restricted Stock.
The participant must enter into a Restricted Stock agreement at the time the Restricted Stock is awarded, specifying the terms and conditions of the award. Restricted Stock is evidenced by a stock certificate or certificates, which are held by the Company, but registered in the name of the participant, referring to the restrictions applicable to the Shares. At the end of the Restricted Period, shares are delivered to the participant. A participant who ceases continuous and uninterrupted service, other than for reasons of death or disability, prior to the end of the Restricted Period forfeits any right to any Shares of Restricted Stock, except as otherwise determined by the Committee. If a participant ceases continuous and uninterrupted service because of death or disability prior to the end of the Restricted Period, except as determined by the Committee, the restrictions on the Shares of Restricted Stock shall lapse and the Shares shall not be forfeited.
D.    Performance Awards
The Committee may grant performance awards under the 2015 Plan. A performance award may be in the form of cash or Shares, including Restricted Stock. The holder of a performance award has a right to receive payments upon the achievement of performance goals during periods of time specified by the Committee. The Committee determines the performance goals to be achieved, the period during which those goals must be achieved, and the amount of the performance award, provided that the term of any performance award may not exceed ten (10) years. The award agreement determines the rights of the holder of a performance award upon cessation of continuous and uninterrupted service.

E.    Shares Subject to the 2015 Plan
The maximum number of Shares that can be issued with respect to all awards under the 2015 Plan is 875,000 shares, counting Shares subject to related SARs and related options only once. In addition, Shares underlying awards that have been terminated or forfeited without being exercised will again become available for grant under the 2015 Plan. At no time will the total number of Shares subject to exercise under all outstanding awards and the total number of Shares provided under any stock bonus or similar Company plan exceed thirty percent (30%) of the outstanding Shares, determined in accordance with section 260.140.45 of the California Code of Regulations. The Committee may not grant to any single participant options or SARs under the Plan for any calendar year in excess of 100,000 shares.
The Committee will make proportionate adjustments to the maximum aggregate number and classes of Shares, and the exercise price of the awards as it deems appropriate to reflect any change in the capitalization of the Company due to any recapitalization, stock split, stock dividend, merger, consolidation or split-up, combination or exchange of shares or other corporate reorganization.
The closing price of a Share of the Company’s Common Stock as reported on the Nasdaq Capital Market on March 23, 2015, was $11.90
F.    Duration, Amendment and Termination of the 2015 Plan
The 2015 Plan is effective upon its adoption by the Board, subject to approval by the shareholders, and will continue in effect for ten (10) years from the date of shareholder approval unless terminated earlier by the Committee.
The Committee, in its sole discretion, may amend, alter, suspend, discontinue or terminate the 2015 Plan without the consent of the shareholders or the participants, except to the extent that shareholder approval is required by any applicable federal or state law or regulation, or the rules and regulations of the National Association of Securities Dealers, Inc. or any stock exchange on which Shares are listed. The Committee may waive any conditions or rights of the Company to modify or amend the terms of any outstanding award. However, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding award without the consent of the participant or other holder.
The specific amount of benefits to be awarded to eligible participants cannot be determined at this time.
G.    Federal Income Tax Consequences
Options and SARs upon grant. An optionee or holder is not subject to federal income taxation upon the grant of an option or SAR.
Options at exercise. An optionee is not subject to federal income taxation upon the exercise of an ISO or until subsequent disposition of the Shares acquired upon exercise, provided the optionee does not dispose of the Shares within two (2) years of the date of the grant or one (1) year from the exercise date. However, if the optionee disposes of the Shares at an earlier date (Disqualifying Disposition), he or she will have taxable income in the year of disposition equal to the difference between the market value on the date of disposition and the exercise price, or the difference between the market value on the exercise date and the exercise price, whichever is less. The Company does not recognize a deduction at the time of exercise in the case of an ISO, unless there is a Disqualifying Disposition. In the case of a Disqualifying Disposition of an ISO, the Company recognizes a deduction in the year of the disposition equal to the amount of income recognized by the optionee due to the disposition in the year of such disposition.
An optionee is subject to federal income taxation in the year he or she exercises an NSO based upon the difference between the market value of the underlying Shares on the exercise date and the exercise price at ordinary income tax rates. The Company recognizes a deduction equal to the amount included in the income of the optionee in the year of exercise in the case of an NSO.
Options at subsequent disposition. An optionee is subject to federal income tax upon the subsequent disposition of Shares acquired under an ISO based upon the difference between the market value of the Shares on the date of disposition and the option exercise price, generally at long-term capital gains tax rates, depending upon how long the Shares were held. An optionee is also subject to federal income taxation upon the subsequent disposition of the underlying Shares of an NSO based upon the difference between the market value of the Shares on the disposition date and the exercise date, generally at capital gains tax rates, depending upon how long the Shares were held.
SARs at exercise. The holder must recognize as ordinary income in the year of exercise the amount of cash or the fair market value of Shares received less any consideration paid for the Shares.

Tax treatment of awards other than options and SARs. In the case of Restricted Stock, the holder must include in gross income the difference between the fair market value of the Shares at the time that the Shares are no longer subject to restrictions and the consideration, if any, paid for the Shares in the year that the Shares are no longer subject to restrictions. The holder may instead elect to include in gross income in the year of the grant the difference between the fair market value of the Shares on the date of the grant and the consideration paid for the Shares. Unless the holder makes the special election, the Company will generally be entitled to a deduction in the year that the Shares are no longer subject to restrictions equal to the amount included in the holder’s income. In the case of performance awards, the holder must generally include in income the amount of any cash or the excess of the fair market value of any Shares over any consideration paid for the Shares in the year that the cash or Shares are received or the performance criteria on which receipt of the cash or Shares are satisfied. The Company is entitled to a deduction for the year in which the income is recognized.
H.    Code Section 409A
Certain of the awards under the 2015 Plan, such as SARs that are paid in cash and performance awards, may be subject to Code section 409A. Code section 409A provides that compensation deferred under certain arrangements will be included in gross income in the year in which that compensation is no longer subject to a substantial risk of forfeiture unless certain requirements are met, including elections, restrictions on acceleration of payment and distributions. If the requirements of Code section 409A are not met, compensation deferred in the year in which the requirements are not satisfied and all prior years under the arrangement are included in gross income, interest is imposed on the taxable amount from the date that the compensation would have been included in income, and an excise tax equal to twenty percent (20%) of the amounts included in income is assessed.
I.    Certain Limitations
Awards under the 2015 Plan are subject to limitation in the event that an award, either alone or together with other payments, benefits, and transfers, would constitute a "parachute payment" under Code section 280G. In that event, the value of the award would be reduced, in the manner determined by the Committee, by the minimum amount necessary to prevent the Company from being subject to excise tax for non-deductible compensation.
In addition, any award under the 2015 Plan is subject to mandatory repayment to the Company by the recipient if the recipient is, or in the future becomes, subject to a "clawback" or recoupment policy adopted by the Company, or a mandatory recoupment imposed by law.
J.    New Plan Benefits
It is not possible to determine the benefits that will be received by eligible participants under the 2015 Plan because no awards have been granted under the 2015 Plan, and the Committee will determine, in its sole discretion, the number and types of awards to be granted under the 2015 Plan. Had the 2015 Plan been in effect during 2014, the Company would have made grants of restricted stock during 2014 as set out below. No options would have been issued during 2014.

Recipient	Dollar Value	Number of Units
Daniel J. Doyle, President and Chief Executive Officer of the Company & Chief Executive Officer of the Bank	$38,850	3,000
James M. Ford, President of the Bank	100,000	8,905
David A. Kinross, Executive Vice President and Chief Financial Officer	12,950	1,000
Gary D. Quisenberry, Executive Vice President, Commercial and Business Banking	12,950	1,000
Lydia E. Shaw, Executive Vice President, Community Banking	12,950	1,000
Thomas L. Sommer, Executive Vice President, Chief Credit Officer	12,950	1,000
Current Executive Officers as a group (5 persons)	151,800	12,905
Current Directors, excluding Executive Officers, as a group	349,650	27,000
All employees, excluding Executive Officers	219,438	16,945
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CENTRAL VALLEY COMMUNITY BANCORP 2015 OMNIBUS INCENTIVE PLAN AS DISCUSSED ABOVE. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND VOTING AT THE MEETING.

PROPOSAL NO. 4
NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

The Company is submitting to the shareholders a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in the proxy statement.

The proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote shall not be binding on the Board of directors and will not be construed as overruling a decision by the board nor create or imply any additional fiduciary duty by the Board. However, the Executive/Directors Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The Company has determined to hold its “say-on-pay” votes bi-annually. The next “say-on-pay” vote is scheduled to be taken in 2017.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES CAST AT THE ANNUAL MEETING. ON THIS MATTER, ABSTENTIONS WILL HAVE NO EFFECT ON THE VOTING.

SHAREHOLDER PROPOSALS

The 2016 Annual Meeting of Shareholders of the Company will be held on May 18, 2016.  December 9, 2015 is the date by which shareholder proposals intended to be presented at the 2016 Annual Meeting must be received by management of the Company at its principal executive office for inclusion in the Company’s 2016 proxy statement and form of proxy relating to that Annual Meeting under SEC rules.  Submission of a proposal does not guarantee that it will be included.  Notice of any business item proposed to be brought before an Annual Meeting by a shareholder under the Company’s Bylaws must be received by the Company not less than ten days or more than 60 days before the Annual Meeting.  If the Company’s 2016 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than March 19, 2016, and no later than May 8, 2016.  If the Company does not receive timely notice, the Company’s Bylaws preclude consideration of the business item at the Annual Meeting.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting.  If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated: April 13, 2015 Fresno, California	For the Board of Directors /s/ Daniel J. Doyle Daniel J. Doyle Chairman of the Board

Central Valley Community Bancorp

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - Sidney B. Cox	02 - Daniel N. Cunningham	03 - Edwin S. Darden, Jr.
04 - Daniel J. Doyle	05 - F.T. "Tommy" Elliott, IV	06 - James M. Ford
07 - Steven D. McDonald	08 - Louis McMurray	09 - William S. Smittcamp
10 - Joseph B. Weirick		

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09	10
☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. To approve the proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company's 2015 Fiscal year.	☐	☐	☐
3. To approve the Central Valley Community Bancorp 2015 Omnibus Incentive Plan.	☐	☐	☐
4. To adopt a non-binding advisory resolution approving executive compensation.	☐	☐	☐

5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign your name as it appears on your common stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 3 5 5 2 7 2

02200E

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Central Valley Community Bancorp

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Central Valley Community Bancorp, and the accompanying Proxy Statement dated April 13, 2015, and revoking any Proxy heretofore given, hereby constitutes and appoints James M. Ford and Steven D. McDonald, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Central Valley Community Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Central Valley Community Bancorp, to be held at the offices of Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720 on Wednesday, May 20, 2015 at 6:00 p.m. or at any adjournments thereof, upon the items set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, AND 4. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, AND 4.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-PAID ENVELOPE.